Exhibit 5.1

633 Seventeenth Street, Suite 3000, Denver, CO 80202-3622

Telephone:  303.297.2900   Fax:  303.298.0940   www.shermanhoward.com

April 24, 2015

CoBiz Financial Inc.

821 17th Street

Denver, CO 80202

Re:	CoBiz Financial Inc.
Registration Statement on Form S-8
Employee Stock Purchase Plan
Amended and Restated 2005 Equity Incentive Plan

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 24, 2015 (the “Registration Statement”) by CoBiz Financial Inc., a Colorado corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”): (a) an additional 2,500,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), which may be offered and issued under the CoBiz Financial Inc. Amended and Restated 2005 Equity Incentive Plan (the “Incentive Plan”); and (b) an additional 200,000 shares of Common Stock, which may be offered and issued under the CoBiz Financial Inc. Employee Stock Purchase Plan, as amended (the “Purchase Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.

In all such examinations, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures

CoBiz Financial Inc.

April 24, 2015

on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in a certificate of an officer of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock, when issued, delivered and paid for as contemplated by the Registration Statement and in accordance with the terms of the Incentive Plan or the Purchase Plan, as applicable, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to practice in the State of Colorado.  We express no opinion as to the laws of any jurisdiction other than the State of Colorado, and also express no opinion with respect to the blue sky securities laws of any state, including Colorado.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Sincerely,

/s/ Sherman & Howard L.L.C.